EXHIBIT 99.906.CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

John T. Genoy, Principal Executive Officer, and Gregory R. Kingston, Principal Financial Officer of VALIC Company I (the “registrant”), each certify to the best of his knowledge that:

1.The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: August 6, 2024

/s/ John T. Genoy John T. Genoy Principal Executive Officer

/s/ Gregory R. Kingston Gregory R. Kingston Principal Financial Officer